                                     BY-LAWS
                                       OF
                           MP ACQUISITION CORP., INC.

                                    ARTICLE I

                   Name, Registered Office and Agent, and Seal

     Section 1. Name. The name of the corporation is MP Acquisition  Corp., Inc.
("Corporation").

     Section 2. Registered  Office and Registered  Agent.  The street address of the Registered Office of the Corporation is 4902 West 106th Street,  Zionsville,
Indiana 46077,  and the name of its  Registered  Agent at that office is Reliant
Services, L.L.C.

     Section 3. Seal.  Unless otherwise  required by law, the Corporation  shall not be  required to use a seal.  If the Board of  Directors  of the  Corporation determines that the Corporation  shall use a seal, the seal shall be circular in form and mounted upon a metal die,  suitable for impressing the same upon paper.
About the upper  periphery  of the seal shall  appear the words "MP  Acquisition
Corp.,  Inc." and about the lower periphery  thereof the word "Indiana".  In the center of the seal shall appear the word "Seal".

                                   ARTICLE II

                                   Fiscal Year

     The fiscal year of the  Corporation  shall begin each year on the first day of January and end on the last day of December of the same year.

                                   ARTICLE III

                                  Capital Stock

     Section 1. Number of Shares and Classes of Capital Stock.  The total number of shares  and  classes  of  capital  stock  which the  Corporation  shall  have authority  to issue  shall  be as set  forth in the  Corporation's  Articles  of
Incorporation from time to time.

     Section 2. Consideration for Shares. The shares of stock of the Corporation shall be issued or sold in such  manner  and for such  amount of  consideration, received  or to be  received,  as may be fixed from time to time by the Board of
Directors.  Upon payment of the  consideration  fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.

     Section 3. Payment for Shares. The consideration determined by the Board of
Directors  to be required  for the  issuance  of shares of capital  stock of the
Corporation may consist of any tangible or intangible property or benefit to the
Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

     If the Board of Directors  authorizes the issuance of shares for promissory notes or for promises to render services in the future,  the  Corporation  shall report in writing to the shareholders  the number of shares  authorized to be so issued with or before the notice of the next shareholders' meeting.

     The Corporation may place in escrow shares issued for a contract for future services  or  benefits  or a  promissory  note,  or make other  arrangements  to restrict the transfer of the shares, and may credit  distributions in respect of the shares against their purchase price,  until the services are performed,  the note is paid, or the benefits received.  If the services are not performed,  the note is not paid,  or the  benefits  are not  received,  the shares  escrowed or restricted and the distributions credited may be cancelled in whole or in part.

     When payment of the  consideration  for which a share was  authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.  In the absence  of  actual  fraud in the  transaction,  the  judgment  of the  Board of
Directors  as to the  value of such  property,  labor or  services  received  as consideration,  or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

     Section 4.  Certificate  for Shares.  Each  holder of capital  stock of the
Corporation shall be entitled to a stock certificate, signed by the President or
a  Vice  President  and  the  Secretary  or  any  Assistant   Secretary  of  the
Corporation,  stating the name of the  registered  holder,  the number of shares represented  by such  certificate,  and that  such  shares  are  fully  paid and
nonassessable,   provided,   that  if  such  shares  are  not  fully  paid,  the
certificates  shall be legibly  stamped to indicate  the percent  which has been paid,  and as  further  payments  are made,  the  certificate  shall be  stamped accordingly.

     If the  Corporation  is  authorized to issue shares of more than one class, every certificate shall state the kind and class of shares represented  thereby, and the relative rights, interests,  preferences and restrictions of such class, or a summary  thereof;  provided,  that such  statement  may be omitted from the certificate if it shall be conspicuously  set forth upon the face or back of the certificate  that such statement,  in full, will be furnished by the Corporation to any shareholder upon written request and without charge.

     Section 5. Facsimile  Signatures.  If a certificate is countersigned by the written  signature  of a  transfer  agent  other  than  the  Corporation  or its employee,  the signatures of the officers of the  Corporation may be facsimiles.
If a certificate is countersigned by the written  signature of a registrar other than the  Corporation or its employee,  the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile  signature has been placed upon a certificate  shall have ceased to be such  officer,  transfer  agent,  or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

     Section  6.  Transfer  of  Shares.  The  shares  of  capital  stock  of the
Corporation  shall be  transferable  only on the books of the  Corporation  upon surrender of the certificate or  certificates  representing  the same,  properly endorsed  by  the  registered  holder  or by his  duly  authorized  attorney  or accompanied  by proper  evidence  of  succession,  assignment  or  authority  to transfer.

     The Corporation may impose  restrictions on the transfer or registration of transfer of capital  stock of the  Corporation  by means of these  By-Laws,  the
Articles of Incorporation,  or by an agreement with  shareholders.  Shareholders may  agree  between  themselves  to  impose a  restriction  on the  transfer  or registration  of transfer of shares.  A  restriction  which is authorized by the
Indiana Business Corporation Law and which has its existence noted conspicuously on the  front  or back of the  Corporation's  stock  certificate  is  valid  and
enforceable   against  the  holder  or  a  transferee   of  the  holder  of  the
Corporation's stock certificate.  If noted on the certificate the restriction is enforceable against a person without knowledge of the restriction.

     Section 7. Cancellation.  Every certificate  surrendered to the Corporation for  exchange  or  transfer  shall  be  cancelled,  and  no new  certificate  or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled,  except in cases provided for in Section 9 of this Article III.

     Section 8. Transfer Agent and Registrar. The Board of Directors may appoint a  transfer  agent  and a  registrar  for  each  class of  capital  stock of the
Corporation and may require all  certificates  representing  such shares to bear the  signature  of such  transfer  agent and  registrar.  Shareholders  shall be responsible  for  notifying  the transfer  agent and  registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time  to  time,  and  failure  so to  do  shall  relieve  the  Corporation,  its shareholders, directors, officers, transfer agent and registrar of liability for failure to direct  notices,  dividends,  or other  documents  or  property to an address other than the one appearing  upon the records of the transfer agent and registrar of the Corporation.

     Section 9. Lost,  Stolen or Destroyed  Certificates.  The  Corporation  may
cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed,  upon the making of an affidavit of that fact by the person claiming  the  certificate  of stock  to be  lost,  stolen  or  destroyed.  When authorizing  such issue of a new  certificate or  certificates,  the Corporation may, in its  discretion  and as a condition  precedent to the issuance  thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal  representative,  to give the Corporation a bond in such sum and in such  form as it may  direct to  indemnify  against  any claim  that may be made against the  Corporation  with respect to the  certificate  alleged to have been lost,  stolen  or  destroyed  or the  issuance  of  such  new  certificate.  The
Corporation,  in  its  discretion,  may  authorize  the  issuance  of  such  new certificates without any bond when, in its judgment, it is proper to do so.

     Section 10. Registered  Shareholders.  The Corporation shall be entitled to recognize the exclusive  right of a person  registered on its books as the owner of such shares to receive  dividends,  to vote as such owner, to hold liable for calls and  assessments,  and to treat as owner in all other respects,  and shall not be bound to recognize  any  equitable or other claims to or interest in such share or shares on the part of any other  person,  whether  or not it shall have express or other notice  thereof,  except as  otherwise  provided by the laws of
Indiana.

                                   ARTICLE IV

                            Meetings of Shareholders

     Section 1. Place of Meeting;  Conference  Telephone  Meetings.  Meetings of
shareholders of the Corporation  shall be held at such place,  within or outside the State of  Indiana,  as may from time to time be  designated  by the Board of
Directors,  or as may be  specified  in the notices or waivers of notice of such meetings. A shareholder may participate in a shareholders' meeting by means of a conference  telephone or similar  communications  equipment by which all persons participating in the meeting can communicate with each other, and  participating by these means constitutes presence in person at the meeting.

     Section 2.  Annual  Meeting.  The annual  meeting of  shareholders  for the election of directors,  and for the  transaction  of such other  business as may properly  come  before the  meeting,  shall be held on such day and at such time within six (6) months  following the close of the  Corporation's  fiscal year as the Board of Directors may set by resolution. Failure to hold the annual meeting within such time period shall not work any  forfeiture or a  dissolution  of the
Corporation, and shall not affect otherwise valid corporate acts.

     Section 3. Special Meetings. Special meetings of the shareholders,  for any purpose or purposes,  unless otherwise  prescribed by statute or by the Articles of  Incorporation,  may be called by the Board of Directors or the President and shall be called by the  President  or  Secretary  at the request in writing of a majority of the Board of Directors, or at the request of shareholders holding of record not less than  one-fourth of all the shares  outstanding  and entitled by the Articles of  Incorporation  to vote on the business for which the meeting is being called.  Such request by the shareholders  shall be in writing,  signed by all of such shareholders (or their duly authorized proxies), dated and delivered to the Corporation's secretary.

     Section 4. Notice of  Meetings.  A written or printed  notice,  stating the place, day and hour of the meeting,  and in case of a special  meeting,  or when required by any other provision of the Indiana  Business  Corporation Law, or of the Articles of Incorporation,  as now or hereafter  amended,  or these By-Laws, the purpose or purposes  for which the meeting is called,  shall be delivered or mailed by the Secretary,  or by the officers or persons calling the meeting,  to each shareholder of record entitled by the Articles of Incorporation,  as now or hereafter amended,  and by the Indiana Business  Corporation Law to vote at such meeting,  at such  address as appears  upon the records of the  Corporation,  at least ten (10)  days and no more than  sixty  (60) days  before  the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, if the waiver sets forth in reasonable  detail the purpose or purposes for which the meeting is called,  and the time and place  thereof.  Attendance at any such meeting  in person,  or by proxy,  shall  constitute  a waiver of notice of such meeting. Each shareholder, who has in the manner above provided waived notice of a shareholders meeting, or who personally attends a shareholders meeting, or who is represented at a shareholders  meeting by a proxy  authorized to appear by an instrument  of proxy,  shall be  conclusively  presumed  to have been  given due notice of such meeting.  Notice of any adjourned  meeting of shareholders  shall not be required to be given if the time and place  thereof are  announced at the meeting at which the adjournment is taken,  except as may be expressly  required by law.

     Section 5.  Addresses  of  Shareholders.  The  address  of any  shareholder appearing  on the  records  of  the  Corporation  or  appearing  on the  records maintained  by the Transfer  Agent if the  Corporation  has appointed a Transfer
Agent shall be deemed to be the latest address of such shareholder for the class of stock held by such shareholder.

     Section 6. Voting at Meetings.

          (a)  Quorum.  The  holders of record of a  majority  of the issued and outstanding  stock of the  Corporation  entitled  to vote at such  meeting, present in person or by proxy, shall constitute a quorum at all meetings of shareholders  for the  transaction  of  business,  except  where  otherwise provided by law, the Articles of  Incorporation  or these  By-Laws.  In the absence  of a  quorum,  any  officer  entitled  to  preside  at,  or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum  shall be  constituted.  At any such  adjourned meeting at which a quorum shall be present,  any business may be transacted which might have been  transacted at the original  meeting,  but only those stockholders  entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.

          (b)  Voting  Rights.  Except as  otherwise  provided  by law or by the provisions of the Articles of  Incorporation,  every shareholder shall have the  right at every  shareholders'  meeting  to one vote for each  share of stock  having  voting  power,  registered  in his name on the  books of the
     Corporation on the date for the  determination of shareholders  entitled to vote, on all matters  coming  before the meeting  including the election of directors. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person,  or by proxy executed in writing  by the  shareholder  or a  duly  authorized  attorney-in-fact  and bearing a date not more than eleven months prior to its execution, unless a longer time is expressly provided therein.

          (c) Required Vote. When a quorum is present at any meeting,  action on a matter  (other than the election of  directors)  is approved if the votes cast  favoring the action  exceed the votes cast opposing the action unless the Indiana  Business  Corporation  Law or the  Articles  of  Incorporation
     require a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation,  directors are elected by a plurality of the votes cast by the shares  entitled to vote in the  election at a meeting at which a quorum is present.

          (d) Validity of a Vote, Consent,  Waiver or Proxy Appointment.  If the
     name on a vote,  consent,  waiver, or proxy appointment  corresponds to the name of a shareholder,  the  Corporation if acting in good faith may accept the vote,  consent,  waiver, or proxy appointment and give it effect as the act of the shareholder. The Corporation may reject a vote, consent, waiver, or proxy appointment if the authorized  tabulation officer,  acting in good faith,  has a  reasonable  basis  for  doubt  about  the  validity  of  the signature,  or the signatory's  authority.  If so accepted or rejected, the
     Corporation  and its officer  are not liable in damages to the  shareholder for any  consequences of the rejection.  Any of the  Corporation's  actions based on an  acceptance  or rejection of a vote,  consent,  waiver or proxy appointment  under  this  Section  is valid  unless  a court  of  competent jurisdiction determines otherwise.

     Section 7. Voting List. The transfer agent (or, if the  Corporation  has no transfer agent, the Secretary) of the Corporation shall make before each meeting of shareholders, a complete list of the shareholders entitled by the Articles of
Incorporation, as now or hereafter amended, to vote at such meeting, arranged in alphabetical  order,  with the  address and number of shares so entitled to vote held by each shareholder.  Such list shall be produced and kept open at the time and place of the meeting of  shareholders  and subject to the  inspection of any shareholder during the holding of such meeting.

     Section 8.  Fixing of Record  Date to  Determine  Shareholders  Entitled to
Vote.  The Board of Directors may prescribe a period not exceeding  seventy (70)
days prior to meetings of the shareholders, during which no transfer of stock on the  books  of the  Corporation  may be made;  or,  in lieu of  prohibiting  the transfer of stock may fix a day and hour not more than  seventy  (70) days prior to  the  holding  of  any  meeting  of  shareholders  as the  time  as of  which shareholders  entitled  to notice  of,  and to vote at,  such  meeting  shall be determined,  and all persons  who are holders of record of voting  stock at such time,  and no others,  shall be  entitled  to notice  of,  and to vote at,  such meeting. In the absence of such a determination, such date and time shall be the close of business on the tenth (10th) day prior to the date of such meeting. Any determination of shareholders entitled to notice of or to vote at a shareholders meeting is  effective  for any  adjournment  of the meeting  unless the Board of
Directors  fixes a new record  date,  which is only  required  if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     Section 9. Consent Action by Shareholders. Any action required or permitted to be taken at a  shareholders'  meeting may be taken without a meeting,  if one
(1) or more written  consents  describing the action taken are signed by all the shareholders  entitled to vote on the action,  and delivered to the  Corporation for inclusion in the minutes or filing with the corporate records.  Action taken under this section is effective  when the last  shareholder  entitled to vote on the action signs the consent, unless the consent specifies a different, prior or subsequent effective date.

                                    ARTICLE V

                               Board of Directors

     Section 1. Election,  Number and Term of Office. Directors shall be elected at the  annual  meeting of  shareholders,  or, if not so  elected,  at a special meeting of shareholders called for that purpose, by the holders of the shares of stock entitled by the Articles of Incorporation to elect directors.

     The number of directors of the  Corporation to be elected by the holders of the shares of stock entitled by the Articles of Incorporation to elect directors shall be two (2) unless changed by amendment of this Section.

     All directors elected by the holders of such shares,  except in the case of earlier resignation,  removal or death, shall hold office until their respective successors are duly elected and qualified. Directors need not be shareholders of the Corporation.

     Section 2.  Vacancies.  Any  vacancy  occurring  in the Board of  Directors caused by resignation,  death or other  incapacity shall be filled by a majority vote of the remaining  members of the Board of Directors,  until the next annual meeting of the  shareholders.  If the vote of the remaining members of the Board shall  result  in a tie,  such  vacancy,  at the  discretion  of  the  Board  of
Directors, may be filled by vote of the shareholders at a special meeting called for that purpose.

     Any vacancy on the Board of  Directors  caused by an increase in the number of directors  shall be filled by a majority  vote of the members of the Board of
Directors, until the next annual or special meeting of the shareholders at which directors  are elected or, at the  discretion  of the Board of  Directors,  such vacancy may be filled by vote of the  shareholders  at a special  meeting called for that purpose.  No decrease in the number of directors  shall have the effect of shortening the term of any incumbent director.

     Section 3. Annual Meeting of Directors.  The Board of Directors  shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the  shareholders  has been held either  within or outside the State of Indiana, for the purpose of organization, election of officers, and consideration  of any other  business that may properly come before the meeting.
No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors, if any, shall be held at such times and places,  either within or outside the State of Indiana, as may be fixed by the directors. Such regular meetings of the Board of Directors  may be held without  notice or upon such notice as may be fixed by the directors.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the  President or by not less than a majority of the members of the
Board of Directors. Notice of the date, time and place, either within or outside the State of Indiana,  of a special  meeting  shall be  personally  delivered or telephoned to each director at least twenty-four (24) hours prior to the time of the  meeting  or sent by  telegraph,  telecopy  or  over-night  courier  to each director at his usual place of business or residence at least  forty-eight  (48)
hours prior to the time of the meeting.  Directors,  in lieu of such notice, may sign a written  waiver of notice either  before the time of the meeting,  at the meeting or after the  meeting.  Attendance  by a director  in person at any such special  meeting shall  constitute a waiver of notice unless the director at the beginning of the meeting (or promptly upon the  director's  arrival)  objects to holding  the  meeting  or  transacting  business  at the  meeting  and  does not thereafter vote for or assent to action taken at the meeting.

     Section  6.  Conference  Telephone  Meetings.  A  member  of the  Board  of
Directors  may  participate  in a meeting of the Board by means of a  conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

     Section 7. Quorum. A majority of the actual number of directors elected and qualified,  from time to time, shall be necessary to constitute a quorum for the transaction  of any business  except the filling of vacancies,  and the act of a majority of the directors present at the meeting,  at which a quorum is present, shall be the act of the Board of Directors,  unless the act of a greater  number is  required  by the  Indiana  Business  Corporation  Law,  by the  Articles  of
Incorporation,  or by these By-Laws. A director,  who is present at a meeting of the Board of Directors or a committee of the Board of Directors, at which action on any  corporate  matter  is  taken,  shall be  conclusively  presumed  to have assented  to the action  taken,  unless (a) he objects at the  beginning  of the meeting (or  promptly  upon his  arrival) to holding the meeting or  transacting business at the meeting,  (b) his dissent or abstention from the action taken is entered in the minutes of the meeting,  or (c) he delivers written notice of his dissent  or  abstention  to the  presiding  officer  of the  meeting  before its adjournment or to the Secretary of the Corporation immediately after adjournment of the  meeting.  The right of  dissent  or  abstention  is not  available  to a director who votes in favor of the action taken.

     Section 8. Consent Action by Directors. Any action required or permitted to be taken at any meeting of the Board of  Directors or of any  committee  thereof may be taken without a meeting,  if one (1) or more written consents  describing the action  taken are signed by all  members of the Board of  Directors  or such committee,  as the  case may be,  and such  written  consent  is filed  with the minutes of proceedings of the Board of Directors or committee, or filed with the corporate records  reflecting the action taken.  Action taken under this section is  effective  when the last  director  signs the  consent,  unless the  consent specifies a different, prior or subsequent effective date.

     Section 9. Removal of Directors.  Unless otherwise  provided in Articles of
Incorporation, any or all members of the Board of Directors may be removed, with or without cause, only by the affirmative vote of a majority of the total number of shares entitled to vote for the election of directors at a meeting called for that purpose.

     Section 10.  Resignations.  Any  director  may resign at any time by giving written notice to the Board of Directors,  to the President or to the Secretary.
Any such  resignation  shall take effect  upon  receipt of such notice or at any later time specified  therein,  and, unless  otherwise  specified  therein,  the acceptance of such resignation shall not be necessary to make it effective.

     Section 11. Distributions. The Board of Directors shall have power, subject
to  any  restrictions   and  limitations   contained  in  the  Indiana  Business
Corporation  Law or in  the  Articles  of  Incorporation,  to  declare  and  pay distributions  upon the  outstanding  capital  stock of the  Corporation  to its shareholders as and when they deem expedient.

     Section 12.  Fixing of Record Date to  Determine  Shareholders  Entitled to
Receive  Corporate  Benefits.  The  Board of  Directors  may fix a record  date, declaration  date and  payment  date  with  respect  to any  share  dividend  or distribution to the Corporation's  shareholders.  If no record date is fixed for the determination of shareholders entitled to receive payment of a distribution, the end of the day on which the  resolution of the Board of Directors  declaring such dividend is adopted shall be the record date for such determination.

     Section 13.  Interest of  Directors  in  Contracts.  Any  contract or other
transaction   between  the   Corporation  and  any  corporation  in  which  this
Corporation  owns a majority of the capital stock or between the Corporation and any  corporation  which owns a majority of the capital stock of the  Corporation shall be valid and binding,  notwithstanding  that the  directors or officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.

     Any contract or other  transaction with the Corporation in which a director of the  Corporation  has a direct or indirect  interest  is not  voidable by the
Corporation solely because of the director's interest in the transaction, if any one (1) of the following is true:

          (a) The material facts of the transaction and the director's  interest were  disclosed  or known to the Board of  Directors  or a committee of the
     Board of Directors  and the Board of  Directors  or  committee  authorized, approved, or ratified the transaction;

          (b) The material facts of the transaction and the director's  interest were  disclosed  or known  to the  shareholders  entitled  to vote and they authorized, approved, or ratified the transaction; or

          (c) The transaction was fair to the Corporation.

     A  transaction  is  authorized,  approved,  or ratified if it receives  the affirmative  vote of a majority of the directors on the Board of Directors or on the committee who have no direct or indirect interest in the transaction, but it cannot be authorized,  approved or ratified by a single director.  If a majority of the directors who have no direct or indirect interest in the transaction vote to  authorize,  approve or ratify the  transaction,  a quorum is present for the purposes of this Section.  The presence of, or a vote cast by, a director with a direct or indirect  interest in the transaction  does not affect the validity of any transaction if it is otherwise authorized, approved, or ratified as provided in this Section.

     Shares  owned by or voted under the control of a director  who has a direct or indirect interest in the transaction,  and shares owned by or voted under the control of an entity in which the  director  has a direct or indirect  interest, may be counted in a vote of  shareholders  to  determine  whether to  authorize, approve, or ratify a conflict of interest transaction under Subsection (b).

     For purposes of this Section, a director of the Corporation has an indirect interest in a transaction if:

               (i) Another entity in which the director has a material financial interest or in which the  director is a general  partner is a party to the transaction; or

               (ii) Another entity of which the director is a director,  officer or trustee is a party to the transaction and the transaction is, or is
          required  to  be,   considered  by  the  Board  of  Directors  of  the
          Corporation.

     This Section  shall not be construed  to  invalidate  any contract or other transaction  which would  otherwise be valid under the common and  statutory law applicable thereto.

     Section 14.  Committees.  The Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time, designate from among its members an executive committee and one or more other committees,  each of which, to the extent provided in the resolution,  the
Articles of Incorporation,  or these By-Laws,  may exercise all of the authority of the Board of Directors of the Corporation. However, no such committee has the authority to (a)  authorize  distributions  (except a committee may authorize or approve a reacquisition  of shares if done according to a formula or method,  or within a range, prescribed by the Board of Directors), (b) approve or propose to shareholders  action that the Indiana  Business  Corporation  Law requires to be approved by shareholders, (c) fill vacancies on the Board of Directors or any of its committees,  (d) amend the Articles of  Incorporation,  (e) adopt,  amend or repeal  the  By-Laws,  (f)  approve a plan of merger not  requiring  shareholder approval,  or (g)  authorize  or approve the  issuance or sale or a contract for sale of shares,  or determine the designation and relative rights,  preferences, and  limitations  of a class or series of shares,  except the Board of Directors may authorize a committee to take the action described in this subsection within limits  prescribed  by the Board of Directors.  No member of any such  committee shall  continue to be a member  thereof  after he ceases to be a director of the
Corporation.

                                   ARTICLE VI

                                    Officers

     Section 1. Principal  Officers.  The principal  officers of the Corporation shall be a President, a Treasurer, a Secretary,  and such Vice Presidents as may be determined  from time to time by the Board of Directors.  The Corporation may also have, at the discretion of the Board of Directors,  such other  subordinate officers as may be appointed in accordance with the provisions of these By-Laws.
The same  individual  may hold  more than one  office at any time,  and a single individual may hold all of the offices at any time.

     Section 2.  Election  and Term of Office.  The  principal  officers  of the
Corporation  shall be chosen  annually by the Board of  Directors  at the annual meeting  thereof.  Each such officer shall hold office until his successor shall have been duly  elected  and  qualified,  or until his death,  or until he shall resign, or shall have been removed in the manner hereinafter provided.

     Section 3. Removal.  Any principal  officer may be removed,  either with or without cause, at any time, by resolution adopted at any meeting of the Board of
Directors by a majority of the actual number of directors  elected and qualified from time to time.

     Section 4.  Subordinate  Officers.  In addition to the  principal  officers enumerated in Section 1 of this Article VI, the Corporation may have one or more
Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary,  each of whom shall hold office for such period,  may be removed with or without  cause,  have such  authority,  and  perform  such  duties as the  President,  or the Board of
Directors may from time to time  determine.  The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section  5.  Resignations.  Any  officer  may  resign at any time by giving written notice to the Board of Directors,  to the President or to the Secretary.
Any such  resignation  shall take effect  upon  receipt of such notice or at any later time specified  therein,  and, unless  otherwise  specified  therein,  the acceptance of such resignation shall not be necessary to make it effective.

     Section 6. Vacancies. Any vacancy in any office for any cause may be filled for the unexpired  portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

     Section 7. President. The President shall be the chief executive officer of the Corporation and as such shall have general supervision of the affairs of the
Corporation,  subject to the control of the Board of Directors. He shall preside at all meetings of the shareholders  and directors of the Corporation.  He shall be an ex officio member of all standing  committees.  Subject to the control and direction of the Board of  Directors,  the President may enter into any contract or  execute  and  deliver  any  instrument  in the  name  and on  behalf  of the
Corporation.  In  general,  he shall  perform all duties and have all the powers incident  to the  office of  President,  as herein  defined,  and all such other duties and powers as, from time to time,  may be assigned to him by the Board of
Directors.

     Section 8. Vice Presidents.  The Executive Vice President,  if one has been appointed, and then the Vice Presidents in the order of their seniority,  unless otherwise  determined  by the  Board of  Directors,  shall,  in the  absence  or disability of the President and Executive Vice President, perform the duties and exercise the powers of the  President.  They shall perform such other duties and have such other powers as the  President or the Board of Directors may from time to time assign.

     Section 9.  Treasurer.  The Treasurer shall have charge and custody of, and be  responsible  for,  all funds and  securities  of the  Corporation  and shall deposit  all such  funds in the name of the  Corporation  in such banks or other depositories  as shall be  selected  by the Board of  Directors.  He shall  upon request exhibit at all reasonable  times his books of account and records to any of the directors of the  Corporation  during business hours at the office of the
Corporation  where such  books and  records  shall be kept;  shall  render  upon request by the Board of Directors a statement  of the  condition of the finances of the  Corporation  at any meeting of the Board of  Directors  or at the annual meeting of the shareholders; shall receive, and give receipt for, moneys due and payable to the Corporation  from any source  whatsoever;  and in general,  shall perform all duties  incident to the office of Treasurer and such other duties as from  time to time  may be  assigned  to him by the  President  or the  Board of
Directors.  The  Treasurer  shall  give  such  bond,  if any,  for the  faithful discharge of his duties as the Board of Directors may require.

     Section 10. Secretary.  The Secretary shall prepare and keep or cause to be kept in the books  provided  for that purpose the minutes of the meetings of the shareholders  and of the  Board of  Directors;  shall  duly  give and  serve all notices  required to be given in accordance with the provisions of these By-Laws and by the Indiana  Business  Corporation Law; shall be custodian of the records and of the seal (if one is required) of the Corporation and see that the seal is affixed to all  documents,  the execution of which on behalf of the  Corporation under its seal is duly  authorized  in accordance  with the  provisions of these
By-Laws;  and, in general,  shall  perform all duties  incident to the office of
Secretary and such other duties as may, from time to time, be assigned to him by the President or the Board of Directors.

     Section  11.  Salaries.  The  salaries  of the  principal  officers  of the
Corporation shall be fixed from time to time by the Board of Directors,  and the salaries of any subordinate officers may be fixed by the President.

     Section 12. Voting  Corporation's  Securities.  Unless otherwise ordered by the  Board  of  Directors,  the  President  and  Secretary,  and  each  of  them individually,  are appointed attorneys and agents of the Corporation,  and shall have full power and authority in the name and on behalf of the  Corporation,  to attend,  to act, and to vote all stock or other securities  entitled to be voted at any meetings of security  holders of  corporations,  or associations in which the Corporation may hold securities,  in person or by proxy, as a shareholder or otherwise,  and at such  meetings  shall  possess and may  exercise  any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present, or to  consent  in  writing  to  any  action  by  any  such  other  corporation  or association.  The Board of Directors by resolution  from time to time may confer like powers upon any other person or persons.

                                   ARTICLE VII

                    Indemnification of Directors and Officers

     Section 1. Definitions.  For purposes of this Article,  the following terms shall have the following meanings:

          (a)  "Liabilities"  and  "Expenses"  shall mean  monetary  obligations incurred  by or on behalf of a director or officer in  connection  with the investigation,  defense or appeal of a Proceeding  or in satisfying a claim thereunder and shall include,  but shall not be limited to, attorneys' fees and disbursements,  amounts of judgments, fines or penalties,  excise taxes assessed  with  respect to an employee  benefit  plan,  and amounts paid in settlement by or on behalf of a director or officer.

          (b) "Other Enterprise" shall mean any corporation,  partnership, joint venture,  trust,  employee  benefit plan or other  enterprise,  whether for profit or not,  for which a director or officer is or was  serving,  at the request of the  Corporation,  as a  director,  officer,  partner,  trustee, employee or agent.

          (c)  "Proceeding"  shall mean any claim,  action,  suit or  proceeding
     (whether  brought by or in the right of the Corporation or Other Enterprise or otherwise),  civil, criminal,  administrative or investigative,  whether formal or informal,  and whether actual or threatened or in connection with an appeal  relating  thereto,  in which a director  or  officer  may become involved,  as a party or  otherwise,  (i) by  reason of his being or having been a director  or officer of the  Corporation  (and,  if  applicable,  an officer,  employee or agent of the  Corporation)  or a  director,  officer, partner,  trustee,  employee or agent of an Other Enterprise or arising out of his status as such, or (ii) by reason of any past or future action taken or not taken by a director or officer in any such capacity,  whether or not he  continues  to be such at the time he incurs  Liabilities  and  Expenses under the Proceeding.

          (d) "Standard of Conduct" shall mean that a director or officer, based on facts then known to the director or officer,  discharged the duties as a director or officer,  including duties as a member of a committee,  in good faith in what he  reasonably  believed  to be in or not opposed to the best interests of the Corporation or Other Enterprise,  as the case may be, and, in addition,  in any criminal Proceeding had no reasonable cause to believe that his  conduct was  unlawful.  The  termination  of any  Proceeding,  by judgment,  order,  settlement  (whether with or without court  approval) or conviction or upon a plea of guilty,  shall not create a  presumption  that the  director  or  officer  did not  meet  the  Standard  of  Conduct.  The termination  of any  Proceeding by a consent  decree or upon a plea of nolo contendere,  or its  equivalent,  shall  create  the  presumption  that the director or officer met the Standard of Conduct.

     Section 2. Indemnification.  If a director or officer is made a party to or threatened to be made a party to any Proceeding, the Corporation shall indemnify the director or officer  against  Liabilities  and  Expenses  incurred by him in connection with such Proceeding in the following circumstances:

          (a) If a director or officer has been wholly  successful on the merits or otherwise with respect to any such  Proceeding,  he shall be entitled to indemnification  for  Liabilities  and Expenses as a matter of right.  If a
     Proceeding is terminated  against the director or officer by consent decree or upon a plea of nolo  contendere,  or its  equivalent,  the  director  or officer shall not be deemed to have been "wholly  successful"  with respect to such Proceeding;

          (b) In all other  situations,  a director or officer shall be entitled to indemnification for Liabilities and Expenses as a matter of right unless
     (i) the director or officer has breached or failed to perform his duties as a director or officer in  compliance  with the Standard of Conduct and (ii)
     with  respect to any action or  failure to act by the  director  or officer which  is at  issue in such  Proceeding,  such  action  or  failure  to act
     constituted   willful  misconduct  or  recklessness.   To  be  entitled  to
     indemnification pursuant to this Section 2(b), the director or officer must notify the Corporation of the  commencement of the Proceeding in accordance with  Section 5 and  request  indemnification.  A review of the request for indemnification  and the facts and circumstances  underlying the Proceeding shall be made in accordance with one of the procedures described below; and
     the director or officer shall be entitled to indemnification as a matter of right unless, in accordance with such procedure,  it is determined beyond a reasonable  doubt that (i) the  director  or officer  breached or failed to perform  the  duties  of the  office in  compliance  with the  Standard  of
     Conduct,  and (ii) the breach or failure  to  perform  constituted  willful misconduct or recklessness. Any one of the following procedures may be used to make the review and  determination of a director's or officer's  request for indemnification under this Section 2(b):

               (A) by the  Board of  Directors  by a  majority  vote of a quorum consisting  of  directors  who are not  parties  to,  or who have been wholly successful with respect to, such Proceeding;

               (B) if a quorum cannot be obtained under (A) above, by a majority vote of a committee duly  designated by the Board of Directors (in the designation of which, directors who are parties to such Proceeding may participate),  consisting  solely of two or more directors who are not parties to, or who have been wholly  successful  with respect to, such
          Proceeding;

               (C) by independent  legal counsel  selected by a majority vote of the full Board of Directors  (in which  selection,  directors  who are parties to such Proceeding may participate);

               (D) by a committee  consisting of three (3) or more disinterested persons selected by a majority vote of the full Board of Directors (in which  selection,  directors  who are parties to such  Proceeding  may participate).

          Any  determination  made in accordance with the above procedures shall be binding on the Corporation and the director or officer; or

          (c) If several  claims,  issues or matters of action are  involved,  a director or officer may be entitled to  indemnification  as to some matters even though he is not entitled to indemnification as to other matters; or

          (d)  The  indemnification  herein  provided  shall  be  applicable  to
     Proceedings  made or commenced after the adoption of this Article,  whether arising from acts or omissions  to act which  occurred  before or after the adoption of this Article.

          Section 3. Prepaid  Liabilities  and  Expenses.  The  Liabilities  and
     Expenses  which are  incurred  or are  payable by a director  or officer in connection with any Proceeding shall be paid by the Corporation in advance, with the  understanding  and agreement between such director or officer and the  Corporation,  that, in the event it shall  ultimately be determined as provided  herein  that the  director  or  officer  was not  entitled  to be indemnified,  or was not entitled to be fully indemnified,  the director or officer  shall repay to the  Corporation  such amount,  or the  appropriate portion thereof, so paid or advanced.

     Section  4.  Exceptions  to  Indemnification.   Notwithstanding  any  other
provisions of this Article to the contrary,  the Corporation shall not indemnify a director or officer:

          (a) for any  Liabilities  or  Expenses  incurred  in a suit  against a director or officer for an  accounting of profits  allegedly  made from the purchase or sale of securities of the Corporation  brought  pursuant to the provisions of Section 16(b) of the Securities  Exchange Act of 1934 and any
     amendments thereto or the provisions of any similar federal, state or local statutory law;

          (b) for any  Liabilities  and Expenses  for which  payment is actually made to or on behalf of a director or officer under a valid and collectible insurance  policy,  except in respect  of any  excess  beyond the amount of payment under such insurance; or

          (c)  for any  Liabilities  or  Expenses  incurred  in a suit or  claim against  the  director  or officer  arising  out of or based  upon  actions attributable  to the  director or officer in which the  director or officer gained  any  personal  profit  or  advantage  to which  he was not  legally entitled.

     Section 5.  Notification and Defense of Proceeding.  Promptly after receipt by a director or officer of notice of the  commencement of any  Proceeding,  the director or officer will, if a request for indemnification in respect thereof is to be made against the Corporation under this Article, notify the Corporation of the commencement  thereof; but the failure to so notify the Corporation will not relieve  it from any  obligation  which it may have to the  director  or officer under this Article or otherwise. With respect to any such Proceeding as to which the director or officer notifies the Corporation of the commencement thereof:

          (a) the Corporation will be entitled to participate therein at its own expense;

          (b) except as otherwise  provided  below, to the extent that it may so
     desire,  the  Corporation,   jointly  with  any  other  indemnifying  party
     similarly  notified,  will be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the director or officer.  After notice from the  Corporation  to the director or officer of its election to assume the defense of the director or officer in the  Proceeding,  the Corporation will not be liable to the  director or officer  under this  Article for any legal or other Expenses subsequently incurred by the director or officer in connection  with  the  defense  thereof  other  than  reasonable  costs  of investigation or as otherwise provided below. The director or officer shall have the right to employ  counsel in such  Proceeding,  but the Expenses of such counsel  incurred after notice from the  Corporation of its assumption of the defense  thereof  shall be at the expense of the director or officer unless:

               (i) the employment of counsel by the director or officer has been authorized by the Corporation;

               (ii) the director or officer shall have reasonably concluded that there may be a conflict of interest  between the  Corporation  and the director or officer in the conduct of the defense of such  Proceeding;
          or

               (iii) the Corporation  shall not in fact have employed counsel to assume the defense of such Proceeding;

          in each of  which  cases  the  Expenses  of  counsel  employed  by the director or officer shall be paid by the Corporation.  The Corporation shall not be entitled to assume the defense of any Proceeding  brought by or in the right of the  Corporation  or as to which the director or officer shall have made the conclusion provided for in (ii) above; and

          (c) The  Corporation  shall not be liable to  indemnify  a director or officer  under this  Article  for any  amounts  paid in  settlement  of any
     Proceeding without the Corporation's prior written consent. The Corporation shall not settle any action or claim in any manner  which would  impose any penalty or  limitation  on a director or officer  without  the  director or officer's prior written consent.  Neither the Corporation nor a director or officer  will  unreasonably  withhold  its or his  consent to any  proposed settlement.

     Section  6.  Other  Rights  and  Remedies.  The  rights of  indemnification provided  under this Article are not  exhaustive and shall be in addition to any rights to which a director or officer may  otherwise  be entitled by contract or as a  matter  of  law.  Irrespective  of the  provisions  of this  Article,  the
Corporation  may,  at any  time  and from  time to  time,  indemnify  directors, officers,  employees  and other  persons  to the full  extent  permitted  by the provisions of the Indiana  Business  Corporation  Law, or any successor  law, as then in effect, whether with regard to past or future matters.

     Section 7.  Continuation  of Indemnity.  All obligations of the Corporation under this Article  shall survive the  termination  of a director's or officer's service in any capacity covered by this Article.

     Section 8. Insurance.  The Corporation may purchase and maintain  insurance on behalf of any  director,  officer or other person or any person who is or was serving at the  request of the  Corporation  as a  director,  officer,  partner, trustee or agent of an Other Enterprise  against any liability  asserted against such person and  incurred  by such person in any  capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable  statutes, this Article or otherwise.

     Section 9.  Benefit.  The  provisions  of this  Article  shall inure to the benefit  of  each  director  or  officer  and  his  respective  heirs,  personal representatives and assigns and the Corporation, its successors and assigns.

     Section  10.  Severability.  In case  any  one or  more  of the  provisions contained in this Article shall, for any reason, be held to be invalid,  illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Article,  but this Article shall be construed as if such invalid,  illegal or unenforceable  provision or provisions had never been contained herein.

                                  ARTICLE VIII

                                   Amendments

     The power to make,  alter,  amend, or repeal these By-Laws is vested in the
Board of Directors,  but the affirmative vote of a majority of the actual number of directors  elected and  qualified,  from time to time,  shall be necessary to effect any alteration, amendment or repeal of these By-Laws.